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                                                                     EXHIBIT 3.9

                                     BY-LAWS

                                       OF

                         NINE WEST FOOTWEAR CORPORATION

                                     ADOPTED

                               AS OF MAY 23, 1995

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                                TABLE OF CONTENTS

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
ARTICLE 1 - REGISTERED AND OTHER OFFICES .......................................     1
    SECTION 1.01. REGISTERED OFFICE ............................................     1
    SECTION 1.02. OTHER OFFICES ................................................     1

ARTICLE 2 - MEETINGS OF STOCKHOLDERS ...........................................     1
    SECTION 2.01. ANNUAL MEETINGS ..............................................     1
    SECTION 2.02. SPECIAL MEETINGS  ............................................     1
    SECTION 2.03. NOTICE OF MEETINGS                                                 2
    SECTION 2.04. NOTICE OF STOCKHOLDER BUSINESS AND NOMINATIONS ...............     2
    SECTION 2.05. QUORUM .......................................................     4
    SECTION 2.06. VOTING .......................................................     4
    SECTION 2.07. STOCKHOLDER LIST .............................................     4
    SECTION 2.08. BUSINESS TRANSACTED ..........................................     5

ARTICLE 3 - DIRECTORS ..........................................................     5
    SECTION 3.01. POWERS .......................................................     5
    SECTION 3.02. NUMBER AND TERM ..............................................     5
    SECTION 3.03. RESIGNATIONS  ................................................     5
    SECTION 3.04. VACANCIES ....................................................     5
    SECTION 3.05. REMOVAL  .....................................................     5
    SECTION 3.06. MEETINGS; PLACE AND TIME .....................................     6
    SECTION 3.07. REGULAR ANNUAL MEETING .......................................     6
    SECTION 3.08. OTHER REGULAR MEETINGS .......................................     6
    SECTION 3.09. SPECIAL MEETINGS; NOTICE .....................................     6
    SECTION 3.10. QUORUM .......................................................     6
    SECTION 3.11. ACTION WITHOUT MEETING .......................................     6
    SECTION 3.12. TELEPHONE MEETINGS ...........................................     6
    SECTION 3.13. COMMITTEES OF DIRECTORS ......................................     7
    SECTION 3.14. COMPENSATION OF DIRECTORS ....................................     7

ARTICLE 4 - OFFICERS ...........................................................     7
    SECTION 4.01. OFFICERS .....................................................     7
    SECTION 4.02. OTHER OFFICERS AND AGENTS ....................................     7
    SECTION 4.03. CHAIRMAN .....................................................     7
    SECTION 4.04. CHIEF EXECUTIVE OFFICER ......................................     8
    SECTION 4.05. PRESIDENT ....................................................     8
    SECTION 4.06. VICE-PRESIDENT/CHIEF FINANCIAL OFFICER .......................     8
    SECTION 4.07. VICE-PRESIDENTS ..............................................     8
    SECTION 4.08. TREASURER ....................................................     8
    SECTION 4.09. SECRETARY ....................................................     9
    SECTION 4.10. ASSISTANT TREASURERS & ASSISTANT SECRETARIES .................     9
    SECTION 4.11. REMOVAL; RESIGNATIONS; VACANCIES .............................     9

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
ARTICLE 5 - MISCELLANEOUS ......................................................     9
    SECTION 5.01. CERTIFICATES OF STOCK ........................................     9
    SECTION 5.02. LOST CERTIFICATES ............................................    10
    SECTION 5.03. TRANSFER OF SHARES ...........................................    10
    SECTION 5.04. STOCKHOLDERS RECORD DATE ....................................     10
    SECTION 5.05. REGISTERED STOCKHOLDERS .....................................     10
    SECTION 5.06. FRACTIONAL SHARES ...........................................     11
    SECTION 5.07. DIVIDENDS ...................................................     11
    SECTION 5.08. SEAL ........................................................     11
    SECTION 5.09. FISCAL YEAR .................................................     11
    SECTION 5.10. CHECKS ......................................................     11
    SECTION 5 11. NOTICE AND WAIVER OF NOTICE .................................     11
    SECTION 5.12. INDEMNIFICATION .............................................     12

ARTICLE 6 - AMENDMENTS .........................................................    13

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                                     BY-LAWS

                                       OF

                         NINE WEST FOOTWEAR CORPORATION

                    ARTICLE 1 - REGISTERED AND OTHER OFFICES

      SECTION 1.01. REGISTERED OFFICE. The registered office shall be established and maintained at 1013 Centre Road, Wilmington, Delaware 19805, in the County of New Castle.

      SECTION 1.02. OTHER OFFICES. Nine West Footwear Corporation (the "Corporation") may have other offices, either within or without the State of Delaware, at such place or places as the Board of Directors (the "Board") may from time to time determine or the business of the Corporation may require.

                      ARTICLE 2 - MEETINGS OF STOCKHOLDERS

      SECTION 2.01. ANNUAL MEETINGS. All annual meetings of the stockholders shall be held at such place, either within or without the State of Delaware, and at such time and date as the Board, by resolution, shall determine and as set forth in the notice of the meeting. In the event the Board fails to so determine the place, date and time of meeting, the annual meeting of stockholders shall be held at the principal executive office of the Corporation on the third Tuesday in May. If the date of the annual meeting shall fall upon a legal holiday at the place of the meeting, the meeting shall be held at the same place and hour on the next succeeding full business day. At the meeting, directors shall be elected and any other proper business may be transacted.

      SECTION 2.02. SPECIAL MEETINGS. Except as otherwise required by law or by the Certificate of Incorporation and subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, special meetings of stockholders of the Corporation may be called only by the Chairman of the Board or the Chief Executive Officer of the Corporation. A special meeting of stockholders shall be called by the Chairman or the Chief Executive Officer at the request in writing of a majority of the Board of Directors. Such request shall state the purpose or purposes of the proposed meeting. Stockholders are not permitted to call a special meeting of stockholders, or to require that the Chairman of the Board or the Chief Executive Officer call such a special meeting, or to require that the Board request the calling of such a special meeting. Special meetings of the stockholders may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting.

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      SECTION 2.03. NOTICE OF MEETINGS. Written notice, stating the place, date and time of any annual or special meeting, and the general nature of the business to be considered at such meeting, shall be given to each stockholder entitled to vote thereat at his address as it appears on the records of the Corporation, not less than 10 nor more than 60 days before the date of the meeting.

      SECTION 2.04. NOTICE OF STOCKHOLDER BUSINESS AND NOMINATIONS. (A) Annual Meetings of Stockholders. (1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Corporation's notice of meeting delivered pursuant to Section 2.03 of these By-laws, (b) by or at the direction of the Chairman, the Chief Executive Officer or the Board of Directors or (c) by any stockholder of the Corporation who is entitled to vote at the meeting, who has complied with the notice procedures set forth in clauses (2) and (3) of this paragraph (A) and this By-law and who was a stockholder of record on the record date for the meeting.

      (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (A)(1) of this By-law, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than 70 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 20 days, or delayed by more than 70 days, from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 70th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made
(i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

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      (3) Notwithstanding anything in the second sentence of paragraph (A)(2) of this By-law to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least 80 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this By-law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

      (B) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting pursuant to Section
2.03 of these By-laws. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (a) by or at the direction of the Chairman, the Chief Executive Officer or the Board of Directors or (b) by any stockholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in this By-law and who is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation. Nominations by stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders if the stockholder's notice as required by paragraph (A)(2) of this By-law shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of the 70th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

      (C) General. (1) Only persons who are nominated in accordance with the procedures set forth in this By-law shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this By-law. Except as otherwise provided by law, the Amended and Restated Certificate of Incorporation or these By-laws, the Chairman or Chief Executive Officer shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this By-law and, if any proposed nomination or business is not in compliance with this By-law, to declare that such defective proposal or nomination shall be disregarded.

      (2) For purposes of this By-law, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

                                        3

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      (3) Notwithstanding the foregoing provisions of this By-law, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-law. Nothing in this By-law shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

      SECTION 2.05. QUORUM. Except as otherwise required by law, by the Certificate of Incorporation or by these By-laws, the presence, in person or by proxy, of stockholders holding a majority in interest of the stock of the Corporation entitled to vote shall constitute a quorum at all meetings of the stockholders. In case a quorum shall not be present at any meeting, a majority in interest of the stockholders present in person or by proxy and entitled to vote thereat, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote shall be present at an adjourned meeting. At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed. Unless a new record date is fixed, only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof. However, if the adjournment is for more than 30 days, or if after adjournment a new record date is fixed, a notice of the adjournment meeting shall be given to each stockholder of record entitled to vote at the meeting.

      SECTION 2.06. VOTING. Except as otherwise provided in the Delaware General Corporation Law or the Certificate of Incorporation of the Corporation, each stockholder shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholder, but no proxy shall be voted after three years from its date unless such proxy provides for a longer period. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of the stockholders, in his discretion, may require that any votes cast at such meeting shall be cast by written ballot. All elections for directors and all other questions shall be decided by majority vote except as otherwise provided by the Certificate of Incorporation or the laws of the State of Delaware.

      SECTION 2.07. STOCKHOLDER LIST. The officer who has charge of the stock ledger of the Corporation shall at least 10 days before each meeting of stockholders prepare a complete alphabetically-organized list of the stockholders entitled to vote at the ensuing meeting, their respective addresses and their respective holdings of stock. This list shall be available for the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall be available for inspection at the meeting.

      SECTION 2.08. BUSINESS TRANSACTED. No business other than that stated in the notice shall be transacted at any meeting without the unanimous consent of all of

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the stockholders entitled to vote thereat.

                              ARTICLE 3 - DIRECTORS

      SECTION 3.01. POWERS. The business of the Corporation shall be managed by or under the direction of the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-laws specifically reserved to the stockholders.

      SECTION 3.02. NUMBER AND TERM. The number of directors constituting the entire Board shall be not less than three nor more than fifteen as fixed from time to time by vote of a majority of the entire Board, provided, however, that the number of directors shall not be reduced so as to shorten the term of any director at the time in office.

      SECTION 3.03. RESIGNATIONS. Any director or member of a committee may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Chairman, Chief Executive Officer or Secretary. The acceptance of a resignation shall not be necessary to make it effective, unless otherwise specified therein.

      SECTION 3.04. VACANCIES. Newly created directorships resulting from any increase in the authorized number of directors and vacancies in the office of any director or member of a committee may be filled by a majority of the remaining directors in office, though less than a quorum, by a majority vote, and the directors or members so chosen shall hold office until their successors are duly elected and shall qualify, unless sooner removed.

      SECTION 3.05. REMOVAL. Except as otherwise provided in the Delaware General Corporation Law or the Certificate of Incorporation of the Corporation, any director may be removed at any time with cause upon the affirmative vote of the holders of a majority of the outstanding shares of stock of the Corporation entitled to vote for the election of such director, cast at a special meeting of stockholders called for that purpose. Any vacancy in the Board of Directors caused by any such removal may be filled at such meeting by the stockholders entitled to vote for the director so removed. If such stockholders do not fill such vacancy at such meeting, such vacancy may be filled by a majority of the remaining directors in office, though less than a quorum, by a majority vote, and the directors or members so chosen shall hold office until their successors are duly elected and shall qualify, unless sooner removed. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the provisions of this Section shall not apply with respect to the director or directors elected by such holders of Preferred Stock.

      SECTION 3.06. MEETINGS; PLACE AND TIME. The Board may hold meetings, both regular and special, either within or without the State of Delaware, as it may

                                        5

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from time to time determine.

      SECTION 3.07. REGULAR ANNUAL MEETING. A regular annual meeting of the Board shall be held immediately following the annual meeting of stockholders at the same place or at such time and place as shall be fixed by the vote of the stockholders at the annual meeting, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum of such Board shall be present.

      SECTION 3.08. OTHER REGULAR MEETINGS. Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board.

      SECTION 3.09. SPECIAL MEETINGS; NOTICE. Special meetings of the Board may be called by the Chairman of the Board or the Chief Executive Officer of the Corporation. Special meetings of the Board may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting. Special meetings shall be called on at least five days' notice to each director, either personally or by mail, telecopy, telex, telegram or cable. Notice of a meeting need not be given to any director who submits a waiver of notice, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him.

      SECTION 3.10. QUORUM. At all meetings of the Board, a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

      SECTION 3.1l. ACTION WITHOUT MEETING. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

      SECTION 3.12. TELEPHONE MEETINGS. Unless otherwise restricted by the Certificate of Incorporation, members of the Board, or of any committee thereof, may participate in a meeting of the Board or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

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            SECTION 3.13. COMMITTEES OF DIRECTORS. The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Each such committee shall be terminated by the Board at such time as the Board may determine.

            SECTION 3.14. COMPENSATION OF DIRECTORS. Unless otherwise restricted by the Certificate of Incorporation or these By-laws, the Board shall have the authority to fix the compensation of directors. By resolution of the Board, the directors may be paid their expenses, if any, of attendance at each meeting of the Board and may be paid a fixed sum for attendance at each meeting of the Board or a stated salary as director. Nothing herein contained shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation.

                              ARTICLE 4 - OFFICERS

            SECTION 4.01. OFFICERS. The officers of the Corporation shall be a Chairman, a Chief Executive Officer, a President, a Vice-President/Chief Financial Officer, a Treasurer and a Secretary, shall be elected by the Board, and shall hold office until their successors are duly elected and qualified, unless such officers resign or are removed prior thereto. In addition, the Board may elect one or more Vice-Presidents and such Assistant Secretaries and Assistant Treasurers as it may deem proper. None of the officers of the Corporation need be stockholders. The officers shall be elected at the first meeting of the Board after each annual meeting of the stockholders. More than two offices may be held by the same person, except that the office of Secretary may not be held by a person then holding the office of Chairman, Chief Executive Officer or President, unless the Certificate of Incorporation or these By-laws otherwise provide.

            SECTION 4.02. OTHER OFFICERS AND AGENTS. The Board may appoint such officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such power and perform such duties as shall be determined from time to time by the Board.

            SECTION 4.03. CHAIRMAN. The Chairman will preside at all meetings of the Board of Directors. He shall be primarily responsible on a day to day basis for long range corporate strategy, long range financial planning and the review and evaluation of potential mergers and acquisitions. He shall carry out such high level special projects as may be initiated by him or requested from time to time by the Board of Directors. The heads of the Corporation's divisions shall report to him with respect to the foregoing matters. The Chairman shall consult regularly with the Chief Executive Officer and keep him fully apprised with respect to all matters as to which the Chairman has primary day to day responsibilities.

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

            SECTION 4.04. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall preside at meetings of the Board of Directors in the absence of the Chairman. He shall be primarily responsible on a day to day basis for the conduct of the Corporation's divisions including supervising the design, manufacture, marketing and distribution of the Corporation's products and coordinating planning between the Corporation's factories and its divisions. The heads of the Corporation's divisions shall report to him with respect to the foregoing matters. The Chief Executive Officer shall consult regularly with the Chairman and keep him fully apprised with respect to all matters as to which the Chief Executive Officer has primary day to day responsibilities.

            SECTION 4.05. PRESIDENT. The President shall report to the Chairman and the Chief Executive Officer. He shall have responsibility for those matters not expressly assigned to the Chairman or the Chief Executive Officer, and for such other matters as are expressly assigned to him by the Chairman and/or the Chief Executive Officer.

            SECTION 4.06. VICE-PRESIDENT/CHIEF FINANCIAL OFFICER. The Vice-President/Chief Financial Officer shall report to the Chairman and the Chief Executive Officer. He shall, under the supervision of the Chief Executive Officer, have responsibility for budgets, bank relationships, accounting procedures, customer credit policies, management information systems, legal affairs, personnel affairs and inventory control. The heads of the Corporation's divisions shall report to him with respect to the foregoing administrative and financial matters.

            SECTION 4.07. VICE-PRESIDENTS. If a Vice-President be elected, he shall have such powers and shall perform such duties as shall be assigned to him by the Board of Directors.

            SECTION 4.08. TREASURER. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation. He shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the Board.

            The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board, the Chairman, the Chief Executive Officer or the Vice-President/Chief Financial Officer taking proper vouchers for such disbursements. He shall render to the Chairman, the Chief Executive Officer and Board at the regular meetings of the Board, or whenever they may request it, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board, he shall give the Corporation a bond for the faithful performance of his duties in such amount and with such surety as the Board shall prescribe.

            SECTION 4.09. SECRETARY. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors, and all other notices required by law or by these By-laws. In case of his absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the Chairman, Chief Executive Officer, the Board or the stockholders, upon whose requisition the meeting is called. The Secretary shall record all the proceedings of the meetings of the Corporation and of the Board in a book to be kept for that purpose. He shall keep in safe custody the seal of the Corporation, and when authorized by the Board, shall cause it or a facsimile thereof to be impressed on, affixed to, or otherwise reproduced on any instrument requiring it, and when so affixed, impressed, or reproduced, it shall be attested by his signature or by the signature of an Assistant Secretary.

            SECTION 4.10. ASSISTANT TREASURERS & ASSISTANT SECRETARIES. If an Assistant Treasurer or Assistant Secretary be elected, he shall have such powers and shall perform such duties as shall be assigned to him by the Board.

            SECTION 4.1l. REMOVAL; RESIGNATIONS; VACANCIES. Any officer elected or appointed by the Board, other than the Chairman or the Chief Executive Officer, may be removed at any time, either with or without cause, by the affirmative vote of a majority of the Board. Any officer may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Chairman, Chief Executive Officer or Secretary. The acceptance of a resignation shall not be necessary to make it effective, unless otherwise specified therein. Any vacancy occurring in any office of the Corporation may be filled by the Board.

                            ARTICLE 5 - MISCELLANEOUS

            SECTION 5.01. CERTIFICATES OF STOCK. Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation by, the Chairman, the President, the Vice-President/Chief Financial Officer or a Vice-President and the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preference and/or rights. Where a certificate is countersigned (1) by a transfer agent other than the Corporation or its employee, or (2) by a

                                       9
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registrar other than the Corporation or its employee, the signatures of such officers may be facsimiles.

            SECTION 5.02. LOST CERTIFICATES. The Board may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to have been lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

            SECTION 5.03. TRANSFER OF SHARES. The shares of stock of the Corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys, or legal representatives, and upon such transfer the old certificates, duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, shall be surrendered to the Corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other persons as the Board may designate, by whom they shall be cancelled, and new certificates shall thereupon be issued. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

            SECTION 5.04. STOCKHOLDERS RECORD DATE. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the day of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

            SECTION 5.05. REGISTERED STOCKHOLDERS. The Corporation shall be entitled to recognize the exclusive right of, and to hold liable for calls and assessments, a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

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            SECTION 5.06. FRACTIONAL SHARES. There shall be no obligation on the part of the Corporation to issue fractional shares.

            SECTION 5.07. DIVIDENDS. Subject to the provisions of the Certificate of Incorporation, the Board may, out of funds legally available therefor, at any regular or special meeting declare dividends upon the capital stock of the Corporation as and when it deems expedient. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation. Before declaring any dividends, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board from time to time in its discretion deems proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purpose as the Board shall deem conducive to the interests of the Corporation, and the Board may modify or abolish any such reserve.

            SECTION 5.08. SEAL. The Corporation shall have no corporate seal.

            SECTION 5.09. FISCAL YEAR. The fiscal year of the Corporation shall be determined by the Board.

            SECTION 5.10. CHECKS. All checks, drafts, or other orders for the payment of money and notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by the Chairman, or Chairman/President, or Vice-President/Chief Financial Officer, or such officer or officers, agent or agents, of the Corporation, and in such manner as shall be determined from time to time by resolution of the Board.

            SECTION 5.11. NOTICE AND WAIVER OF NOTICE. Whenever any notice is required by these By-laws to be given, personal notice is not meant unless expressly stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, airmail postage prepaid, addressed to the person entitled thereto at his address as it appears on the records of the Corporation, and such notice shall be deemed to have been given on the day of such mailing. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by statute.

            Whenever any notice is required to be given under the provisions of any law, or under the provisions of the Certificate of Incorporation or these By-laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed proper notice.

            SECTION 5.12. INDEMNIFICATION.

            To the fullest extent permitted by the laws of the State of
Delaware:

            (a) The Corporation shall indemnify any person (and his heirs, executors or administrators) who was or is a party or is threatened to be made a party to any threatened,

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

pending or completed action, suit or proceeding (brought in the right of the Corporation or otherwise), whether civil, criminal, administrative or investigative, and whether formal or informal, including appeals, by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, for and against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person or such heirs, executors or administrators in connection with such action, suit or proceeding, including appeals.

            (b) The Corporation shall pay expenses incurred in defending any action, suit or proceeding described in subsection (a) of this Section in advance of the final disposition of such action, suit or proceeding, including appeals, upon receipt of an undertaking by or on behalf of such person seeking indemnification under this Section to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation.

            (c) The Corporation may purchase and maintain insurance on behalf of any person described in subsection (a) of this Section against any liability asserted against him, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Section or otherwise.

            (d) The provisions of this Section shall be applicable to all actions, claims, suits or proceedings made or commenced after the adoption hereof, whether arising from acts or omissions to act occurring before or after its adoption. The provisions of this Section shall be deemed to be a contract between the Corporation and each director, officer, employee or agent who serves in such capacity at any time while this Section and the relevant provisions of the laws of the State of Delaware and other applicable law, if any, are in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts or any action, suit or proceeding then or theretofore existing, or any action, suit or proceeding thereafter brought or threatened based in whole or in part on any such state of facts. If any provision of this Section shall be found to be invalid or limited in application by reason of any law or regulation, it shall not affect the validity of the remaining provisions hereof. The rights of indemnification provided in this Section shall neither be exclusive of, nor be deemed in limitation of, any rights to which any such officer, director, employee or agent may otherwise be entitled or permitted by contract, the Certificate of Incorporation, vote of stockholders or directors or otherwise, or as a matter of law, both as to actions in his official capacity and actions in any other capacity while holding such office, it being the policy of the Corporation that indemnification of the specified individuals shall be made to the fullest extent permitted by law.

            (e) For purposes of this Section, references to "other enterprise" shall include any employee benefit plan; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at

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

the request of the corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries.

                             ARTICLE 6 - AMENDMENTS

            These By-laws may be altered, amended or repealed, and new By-laws may be made, only by the affirmative vote of a majority of the Board, or by the affirmative vote of a majority of the holders of the shares of stock issued, outstanding and entitled to vote.

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

                         NINE WEST FOOTWEAR CORPORATION

                        ACTION OF THE SOLE STOCKHOLDER BY
                       WRITTEN CONSENT WITHOUT A MEETING

      The undersigned, being the sole stockholder of Nine West Footwear Corporation, a Delaware corporation (the "Company"), hereby takes the following action by written consent without a meeting, pursuant to Section 228 of the General Corporation Law of the State of Delaware.

      RESOLVED, that the By-laws of the Company be, and they hereby are, amended by deleting in its entirety the present Section 3.02 and substituting in lieu thereof the following new Section 3.02:

            "Section 3.02. NUMBER AND TERM. The Board shall consist of two or more members elected at the most recent annual meeting of stockholders of the Corporation, which number shall not be more than 15 directors. The number of directors, if more than two, may be decreased at any time by the stockholders or by vote of a majority of the entire Board, to any number not less than two, but any such decrease shall not affect the term of office of any director, and may be increased at any time by the stockholders or by vote of a majority of the entire Board, to any number not exceeding 15. Each director shall hold office from the time of his election or qualification until his successor shall have been duly elected at the annual meeting of stockholders of the Corporation next succeeding his election and shall have qualified, or until his earlier death, resignation or removal."

      RESOLVED, that any and all actions heretofore taken by any director or directors of the Company be, and they each hereby are, ratified, approved and confirmed in all respects.

      IN WITNESS WHEREOF, the undersigned has executed this Consent as of the 27th day of June, 1997.

NINE WEST GROUP INC.

By: /s/ Jerome Fisher
   ------------------
     Jerome Fisher
     Chairman

Effective Date: June 27, 1997